UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2009

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

15431 O’Neal Road Gulfport, MS		39503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events.

Item 8.01. Other Events.

On April 13, 2009, United E-Systems, Inc. (the “Company”) entered a Share Purchase Agreement (the “Agreement”) between the Company, Jeffery C. Swank (“Swank”) and John Wade, Randy Meyer, Wayne Buras, Bruce Wainer, Ron Keller, Michael Mayhall, Craig Guidry, Monica Haab, Rebecca Heggelund, Gordon Dumont, Judith Nowalsky, Scott Howsare and Robert J. Sorrentino (“Purchasers”).  The Agreement provides that the Purchasers shall purchase 6,891,750 restricted shares of the common stock of the Company owned by Swank for a total purchase price of $250,000.  The Agreement further provides for the Company to enter into two year ACH processing agreements with Cash Advance NOW and Cash Advance USA, current customers of the Company and entities affiliated with Swank.  In addition, the Company and Swank entered into separate general release agreements providing for a release of each other and the Company’s officers, directors, employees, agents and representatives from any and all claims, known or unknown.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: April 13, 2009	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Financial Officer

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